As filed with the Securities and Exchange Commission on February 1, 2022

Registration No. 333–192663

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ESCO TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Missouri	43-1554045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9900A Clayton Road

St. Louis, Missouri 63124

(Address of principal executive offices, including zip code)

EMPLOYEE STOCK PURCHASE PLAN
OF ESCO TECHNOLOGIES INC.

(Full title of the plan)

David M. Schatz

Senior Vice President, General Counsel and Secretary

9900A Clayton Road

St. Louis, Missouri 63124

(314) 213-7200

(Name, address and telephone number, including area code, of agent for services)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (do not check if a smaller reporting company	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                                                                ☐

EXPLANATORY NOTE

ESCO Technologies Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities originally registered by the Registrant pursuant to Registration Statement No. 333-192663 filed with the Securities and Exchange Commission on December 5, 2013.

The securities originally registered consisted of 500,000 shares of the Registrant’s Common Stock, par value $0.01 per share, to be offered under the Registrant’s Employee Stock Purchase Plan (the “Plan”).

All shares subject to the Registration Statement have been sold. However, the Plan continues in existence, and the Registrant has registered additional shares for sale under the Plan pursuant to Form S-8 Registration Statement No. 333-231364 filed with the Commission on May 10, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladue, State of Missouri, on January 24, 2022.

ESCO TECHNOLOGIES INC.

By:	/s/David M. Schatz
David M. Schatz
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints David M. Schatz, Jeffrey D. Fisher and Kimberly M. Chapman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Victor L. Richey*	Chairman, Chief Executive Officer and President	January 24, 2022
Victor L. Richey	and Director (Principal Executive Officer)

/s/ Christopher L. Tucker	Senior Vice President and Chief Financial Officer	January 24, 2022
Christopher L. Tucker	(Principal Financial Officer)

/s/ Patrick M. Dewar	Director	January 25, 2022
Patrick M. Dewar

/s/ Vinod M. Khilnani	Director	January 28, 2022
Vinod M. Khilnani

/s/ Leon J. Olivier	Director	January 25, 2022
Leon J. Olivier

/s/ Robert J. Phillippy	Director	January 25, 2022
Robert J. Phillippy

/s/ Larry W. Solley*	Director	January 24, 2022
Larry W. Solley

/s/ James M. Stolze*	Director	January 24, 2022
James M. Stolze

/s/ Gloria L. Valdez	Director	January 25, 2022
Gloria L. Valdez

* By	/s/ Jeffrey D. Fisher
Jeffrey D. Fisher, Attorney-in-fact
pursuant to Powers of Attorney filed as Exhibit 24
to Form S-8 Registration Statement No. 333-192663